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                                                                     EXHIBIT 5.1



                  [LETTERHEAD OF CALFEE, HALTER & GRISWOLD LLP]








                                January 28, 2000





Universal Electronics Inc.
6101 Gateway Drive
Cypress, California  90630

                  We are familiar with the proceedings taken by Universal Electronics Inc., a Delaware corporation (the "Company"), with respect to 315,000 shares of Common Stock, $0.01 par value per share (the "Shares"), of the Company to be offered and sold from time to time pursuant to the Universal Electronics Inc. 1999 Stock Incentive Plan (the "Plan"). As special counsel for the Company, we have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission to effect the registration of the Shares under the Securities Act of 1933, as amended.

                  In this connection, we have examined the Restated Certificate of Incorporation of the Company, as amended, and the Amended and Restated By-laws of the Company, records of proceedings of the Board of Directors of the Company, and such other records and documents as we have deemed necessary or advisable to render the opinion contained herein. Based upon our examination and inquiries, we are of the opinion that the Shares are duly authorized and, when issued pursuant to the terms and conditions of the Plan, will be validly issued, fully paid and nonassessable.

                  This opinion is intended solely for your use in the above-described transaction and may not be reproduced, filed publicly or relied upon by any other person for any purpose without the express written consent of the undersigned.

                  This opinion is limited to the General Corporation Laws of the State of Delaware and we express no view as to the effect of any other law on the opinion set forth herein.

                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                            Respectfully submitted,

                                            /s/ Calfee, Halter & Griswold LLP

                                            CALFEE, HALTER & GRISWOLD LLP


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